Exhibit 99.1

                       CIT ANNOUNCES THIRD QUARTER RESULTS

      o     EPS up 23% from prior year
      o     Return on tangible common equity rises to 17%
      o     New business volume up 34% over prior year
      o     Margin improves from prior quarter
      o     Net charge-offs remain low

      NEW YORK, October 19, 2005 - CIT Group Inc. (NYSE: CIT) today reported diluted earnings per share of $1.06 for the quarter, up 23.3% from last year. Net income was $219.5 million for the third quarter, up from $183.9 million last year. Diluted EPS for the nine months ended September 30, 2005 was $3.06, up 19.5% from last year. Net income for the nine months ended September 30, 2005 was $650.6 million, an increase from $549.8 million last year. Return on average tangible common equity ("ROTE") for the quarter and the nine months was 17.0% and 16.2%, compared to 14.1% and 14.3% last year.

      Broad-based portfolio growth, higher margins and reduced charge-offs helped improve results for the quarter. Additionally, the quarter included various portfolio and capital management initiatives, a hurricane related provision, and lower income taxes detailed as follows:

      o Given the strength in the real estate market, we sold an interest in a real estate investment, Waterside Plaza, a residential complex in New York City, recognizing a pre-tax gain of approximately $115 million ($0.34 diluted EPS increase).

      o We initiated a program to sell approximately $190 million of older vintage, out-of-production aircraft and to accelerate the liquidation of approximately $125 million in manufactured housing receivables. These assets were reclassified as held for sale on the financial statements and marked to estimated fair value, which resulted in a pre-tax loss of approximately $87 million relating to the aircraft and $20 million for the manufactured housing assets (total $0.31 diluted EPS decrease).

      o Due to the severity of the hurricanes, predominately Katrina, our initial assessment of damages lead us to establish credit loss reserves of approximately $35 million and record a $7 million impairment charge with respect to our securitization retained interests ($0.13 diluted EPS decrease).

      o Third quarter tax expense was lowered by an $18 million tax liability resolution in our international operations ($0.08 diluted EPS increase).

      Commenting on the Company's performance, Jeffrey M. Peek, Chairman and Chief Executive Officer, said: "We delivered another outstanding quarter in which we exceeded our financial targets while continuing to invest in future growth. Further, we enhanced the quality of our portfolio and asset mix through a series of strategic divestitures and acquisitions."

      "New business volume was both brisk and broad-based. I believe we are beginning to see the results of our focus on expanding the sales force and refining our sales strategies," noted Mr. Peek. "This quarter's solid performance further underscores the organization's agility in achieving both immediate and long-term business objectives. I am confident heading into the fourth quarter that we will continue to have strong momentum and we are on target to achieve our full-year goals."

Financial Highlights:

Profitability

o Return on average tangible common equity was 17.0%, up from 16.3% last quarter and 14.1% during the prior year quarter.

o Return on average earning assets was 1.80% for the quarter, compared to 1.86% last quarter and 1.88% last year.

o Return on average managed assets was 1.57%, compared to 1.61% last quarter and 1.56% during the prior year quarter.

Net Finance and Risk-Adjusted Margin

o Net finance margin was 3.41% as a percentage of average earning assets, compared to 3.36% last quarter and 4.01% last year. The improvement from last quarter is due to higher rates on loan and lease assets, partially offset by higher floating rate debt costs. The decline from last year was primarily due to lower yield-related fees, the impact of student loan assets, and the effect of rising short-term interest rates, longer term debt financings and pricing pressures.

o Operating lease margins, at 6.04% of average operating leases, were stable compared to 6.08% last quarter and improved from 5.71% last year, reflecting improved margins in larger ticket equipment (aerospace and rail), offset by softer margins in small-ticket equipment.

o Risk-adjusted margin (net finance margin after provision for credit losses) was 2.84% (3.12% excluding the provision for estimated hurricane losses), compared to 2.96% last quarter and 3.40% during the prior year quarter.

Other Revenue

o Total other revenue was $253.8 million for the quarter, compared to $280.2 million and $216.7 million for the prior quarter and prior year.

o Fees and other income totaled $149.6 million ($156.4 million excluding the hurricane charge relating to securitization retained interests), compared to $168.6 million last quarter and $119.6 million last year. The current quarter included continued strong fee and other income generation in Corporate Finance, and student lending.

o Factoring commissions totaled $63.5 million for the quarter, up from $56.3 million last quarter and $59.5 million last year.

o Securitization gains totaled $11.3 million, 3.5% of pretax income for the quarter, compared to $11.1 million (3.3%) and $9.9 million (3.3%) in the prior quarter and prior year.

Salaries and General Operating Expenses

o Total operating expenses were $281.1 million, versus $271.8 million last quarter and $248.1 million a year ago. The increases reflected higher incentive-based compensation, higher salaries and upfront investments made in our sales and marketing functions.

o The efficiency ratio was 42.0%, 42.1% excluding the gain on a real estate investment sale, mark to market adjustments on certain assets held for sale and hurricane impairment charges. The increase from 41.4% last quarter (excluding the gain from the business aircraft sale and the restructuring charge) is due to our investments in business initiatives.

o Employee headcount totaled approximately 6,165 versus 6,110 at June 30, 2005, and 5,700 at September 30, 2004. The increase from the prior year was largely due to increases in our sales and new business functions.

Effective Tax Rate

o The effective tax rate was 29.2% (34.7% excluding the international provision reversal), compared to 33.8% last quarter and 39.0% last year. The reduction from last year reflects the continued relocation and funding of certain aerospace assets offshore, and improved international earnings.

Portfolio and Managed Assets

o Managed assets were $61.3 billion at September 30, 2005, up from $58.1 billion and $52.4 billion last quarter and last year. The quarterly increase reflected an acquisition in the healthcare business, Commercial Services seasonal growth, as well as continued growth across most businesses including rail. The growth over last year, 16.9%, was driven by Student Loan Xpress and home lending.

o Origination volume for the quarter, excluding factoring volume, increased 33.8% to $8.0 billion from the prior year. In addition to $945 million in student lending volume, the primary drivers were Corporate Finance, rail in Capital Finance and vendor finance in Specialty Finance - commercial.

Credit Quality

o Net charge-offs for the quarter were 0.46% of average finance receivables, down from 0.52% last quarter and 0.88% last year. The most notable improvements from the prior year came from Corporate Finance, and Specialty Finance - commercial. Recoveries for the quarter were 0.18%, compared to 0.16% and 0.22% last quarter and last year.

o Total 60+ day owned delinquencies were $750.6 million (1.76% of finance receivables) at September 30, 2005, up from $683.8 million (1.69%) last quarter and $573.2 million (1.66%) last year. The increase over last quarter was in the vendor, home lending and student lending programs in Specialty Finance (seasoning of the portfolios), and in the communications and media unit of Corporate Finance (largely one account).

o Non-performing assets (non-accrual loans plus repossessed assets) were $546.6 million or 1.28% of finance receivables, up from $472.7 million (1.17%) last quarter and $528.7 million (1.53%) last year. The increase from last quarter reflected the classification of certain Northwest Airlines and Delta assets as non-accrual following their bankruptcy filings. The decline in percentage from last year reflects the impact of acquired student lending receivables.

o The reserve for credit losses was $652.8 million (1.53% of finance receivables), compared to $622.3 million (1.54%) last quarter, and $637.9 million (1.85%) at September 30, 2004. The increase in amount for the quarter is due to the $34.6 million reserve for estimated hurricane damage while the decline in the percentage from the prior year reflects the addition of the low-risk education lending portfolio and improved loss metrics. The provision for hurricane damage reflects management's best current estimate of probable credit losses at this time. The reserve also includes a previously-provisioned reserve component relating to U.S. hub carrier (commercial aerospace) risk.

Capitalization and Leverage

o The ratio of total tangible equity to managed assets at September 30, 2005 was 9.44%, compared to 9.92% at June 30, 2005, and 10.57% at September 30, 2004.

o On July 19, 2005, the Company's Board of Directors approved a $500 million share repurchase program and under an accelerated stock buyback agreement, the Company received 10.1 million of its common shares during the quarter, which are held in treasury. CIT issued $500 million Series A and B preferred equity securities during the quarter. Dividend expense associated with the preferred securities was $5.2 million during the quarter.

Commercial Finance Group

Commercial Services (Retail / Factoring)

o Net income for the quarter grew due largely to higher factoring commissions.

o Financing and leasing assets were $7.4 billion at quarter end, versus $6.4 billion at June 30, 2005 and $6.8 billion at September 30, 2004. Growth from last year reflected acquisitions, while the increase from last quarter included seasonal growth.

Corporate Finance (Communications, Media & Entertainment; Energy & Infrastructure; Healthcare; Capital Markets; and Advisory Services)

o Net income for the quarter benefited from continued strong fee income and a strong level of recoveries.

o New business volume, though down 10% from last quarter, increased 92% from prior year, as the increases over 2004 were broad-based, including higher volume in communications and media, healthcare and energy and infrastructure.

Equipment Finance (Construction and Diversified Industries)

o Net income was up from the prior quarter (excluding the $22 million pretax gain from the sale of a majority of the business aircraft portfolio), driven by higher revenues and lower charge-offs.

o     Managed assets were essentially flat with last quarter.

Capital Finance (Aerospace and Rail)

o Earnings were up from the prior period before the $86.6 million pre-tax charge taken on aircraft held for sale, reflecting the continuation of stronger operating lease margins in both aerospace and rail.

o Financing and leasing assets were $10.1 billion at September 30, 2005, compared to $9.8 billion and $8.3 billion at June 30, 2005 and September 30, 2004. The quarterly increase principally reflects railcar acquisitions, while the increase over last year includes the transfer of the remaining business aircraft portfolio from Equipment Finance.

Specialty Finance Group

Specialty Finance - commercial

o Excluding the $20.0 million pre-tax mark to market on the manufactured housing receivables transferred to held for sale, earnings were up approximately 9% over last quarter and 24% over last year. The improvement from last year was in the vendor programs and the international unit, while the increase over last quarter was primarily in the small business lending and international units.

o New business volume improved 6% and 14% from prior quarter and prior year, with the most notable increase in the vendor programs.

Specialty Finance - consumer

o Net income was above the prior quarter reflecting improved finance margin, partially offset by lower securitization income.

o New business volume increased $128 million (6%) and $1.1 billion (85%) from last quarter and last year, reflecting Student Loan Xpress lending volume totaling $945 million for the quarter.

Corporate and other includes the $115.0 million pre-tax gain on the sale of a real estate investment, $5.2 million dividend on preferred securities and charges totaling $41.4 million related to estimated hurricane losses. A summary of the estimated hurricane losses is as follows:

                                         Reserve for      Retained Interest
                                        Credit Losses        Impairment
                                        -------------     -----------------
Specialty Finance - commercial              $ 4.2              $0.6

Specialty Finance - consumer                 16.9               4.6
                                            -----              ----
  Total Specialty Finance Group              21.1               5.2
                                            -----              ----
Commercial Services                           3.0                --

Corporate Finance                             6.5                --

Equipment Finance                             4.0               1.6

Capital Finance                                --                --
                                            -----              ----
  Total Commercial Finance Group             13.5               1.6
                                            -----              ----
Total                                       $34.6              $6.8
                                            =====              ====

Conference Call and Webcast:

      We will discuss this quarter's results, as well as ongoing strategy, on a conference call today at 11:00 am (EDT). Interested parties may access the conference call live today by dialing 877-558-5219 for U.S. and Canadian callers or 706-634-5438 for international callers, and reference "CIT Third Quarter Earnings Call," or at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (EDT) October 26, 2005, by dialing 800-642-1687 for U.S. and Canadian callers or 706-645-9291 for international callers with the pass-code 9936302, or at the following website: http://ir.cit.com.

About CIT:

      CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has over $60 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, and a component of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. CIT, with its principal offices in Livingston, New Jersey and New York City, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

Forward-Looking Statements:

      This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

                                       ###

For Information: Valerie L. Gerard - Executive Vice President -
                 Investor Relations
                 (973) 422-3284

                        or

                 Kelley Gipson - Executive Vice President -
                 Marketing & Communications
                 (973) 422-3235

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                  (dollars in millions, except per share data)

                                                                                    Quarters Ended
                                                               -----------------------------------------------------
                                                                 September 30,        June 30,        September 30,
                                                                     2005               2005              2004
                                                               ---------------   -----------------------------------
Finance income                                                    $   1,153.7       $   1,106.7       $     957.0
Interest expense                                                        495.4             466.7             315.4
                                                                  -----------       -----------       -----------
Net finance income                                                      658.3             640.0             641.6
Depreciation on operating lease equipment                               242.6             241.2             248.2
                                                                  -----------       -----------       -----------
Net finance margin                                                      415.7             398.8             393.4
Provision for credit losses                                              69.9              47.2              60.2
                                                                  -----------       -----------       -----------
Net finance margin after provision for credit losses                    345.8             351.6             333.2
Other revenue                                                           253.8             280.2             216.7
                                                                  -----------       -----------       -----------
Operating margin                                                        599.6             631.8             549.9
Salaries and general operating expenses                                 281.1             271.8             248.1
Provision for restructuring                                                --              25.2                --
Gain on redemption of debt                                                 --                --                --
                                                                  -----------       -----------       -----------
Income before provision for income taxes                                318.5             334.8             301.8
Provision for income taxes                                              (93.0)           (113.0)           (117.7)
Minority interest, after tax                                             (0.8)             (1.1)             (0.2)
                                                                  -----------       -----------       -----------
Net income before preferred stock dividends                             224.7             220.7             183.9
Preferred stock dividends                                                (5.2)               --                --
                                                                  -----------       -----------       -----------
Net income available to common stockholders                       $     219.5       $     220.7       $     183.9
                                                                  ===========       ===========       ===========

Earnings per common share
Basic earnings per share                                          $      1.08       $      1.05       $      0.87
Diluted earnings per share                                        $      1.06       $      1.03       $      0.86
Number of shares - basic (thousands)                                  203,103           210,506           210,489
Number of shares - diluted (thousands)                                207,952           214,699           214,179


Other Revenue
  Fees and other income                                           $     149.6       $     168.6       $     119.6
  Factoring commissions                                                  63.5              56.3              59.5
  Gains on sales of leasing equipment                                    20.7              20.9              23.5
  Gains on securitizations                                               11.3              11.1               9.9
  Gain on sale of real estate investment                                115.0                --                --
  (Loss)/gain on sale of commercial and business aircraft               (86.6)             22.0                --
  (Loss) on sale of manufactured housing assets                         (20.0)               --                --
  Gain on venture capital investments                                     0.3               1.3               4.2
                                                                  -----------       -----------       -----------
  Total other revenue                                             $     253.8       $     280.2       $     216.7
                                                                  ===========       ===========       ===========


                                                                           Nine Months Ended
                                                                  --------------------------------
                                                                   September 30,     September 30,
                                                                        2005              2004
                                                                   -------------     -------------

Finance income                                                     $   3,282.4       $   2,762.8
Interest expense                                                       1,356.3             913.4
                                                                   -----------       -----------
Net finance income                                                     1,926.1           1,849.4
Depreciation on operating lease equipment                                721.4             721.9
                                                                   -----------       -----------
Net finance margin                                                     1,204.7           1,127.5
Provision for credit losses                                              162.4             211.5
                                                                   -----------       -----------
Net finance margin after provision for credit losses                   1,042.3             916.0
Other revenue                                                            784.2             684.3
                                                                   -----------       -----------
Operating margin                                                       1,826.5           1,600.3
Salaries and general operating expenses                                  813.9             740.5
Provision for restructuring                                               25.2                --
Gain on redemption of debt                                                  --              41.8
                                                                   -----------       -----------
Income before provision for income taxes                                 987.4             901.6
Provision for income taxes                                              (328.8)           (351.6)
Minority interest, after tax                                              (2.8)             (0.2)
                                                                   -----------       -----------
Net income before preferred stock dividends                              655.8             549.8
Preferred stock dividends                                                 (5.2)               --
                                                                   -----------       -----------
Net income available to common stockholders                        $     650.6       $     549.8
                                                                   ===========       ===========

Earnings per common share
Basic earnings per share                                           $      3.13       $      2.60
Diluted earnings per share                                         $      3.06       $      2.56
Number of shares - basic (thousands)                                   208,088           211,286
Number of shares - diluted (thousands)                                 212,580           215,116


Other Revenue
  Fees and other income                                            $     468.4       $     387.3
  Factoring commissions                                                  174.6             168.0
  Gains on sales of leasing equipment                                     64.2              77.9
  Gains on securitizations                                                34.2              43.2
  Gain on sale of real estate investment                                 115.0                --
  (Loss)/gain on sale of commercial and business aircraft                (64.6)               --
  (Loss) on sale of manufactured housing assets                          (20.0)               --
  Gain on venture capital investments                                     12.4               7.9
                                                                   -----------       -----------
  Total other revenue                                              $     784.2       $     684.3
                                                                   ===========       ===========

Fees and other income includes: servicing fees, structuring and advisory fees, syndication fees and gains and (losses) from other asset and receivable sales.

                         CIT GROUP INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                                       September 30,   December 31,
                                                                           2005            2004
                                                                      --------------   ------------
ASSETS
Financing and leasing assets:
   Finance receivables                                                  $42,686.6       $35,048.2
   Reserve for credit losses                                               (652.8)         (617.2)
                                                                        ---------       ---------
   Net finance receivables                                               42,033.8        34,431.0
   Operating lease equipment, net                                         9,184.4         8,290.9
   Financing and leasing assets held for sale                             1,848.4         1,640.8
Cash and cash equivalents                                                 1,935.4         2,210.2
Retained interests in securitizations and other investments               1,180.9         1,228.2
Goodwill and intangible assets, net                                       1,003.8           596.5
Other assets                                                              2,964.9         2,713.7
                                                                        ---------       ---------
Total Assets                                                            $60,151.6       $51,111.3
                                                                        =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
   Commercial paper                                                     $ 5,185.1       $ 4,210.9
   Variable-rate senior unsecured notes                                  14,318.1        11,545.0
   Fixed-rate senior unsecured notes                                     21,473.3        21,715.1
   Non-recourse secured borrowings - student lending                      3,737.7              --
   Preferred capital securities                                             252.5           253.8
                                                                        ---------       ---------
Total debt                                                               44,966.7        37,724.8
Credit balances of factoring clients                                      4,267.1         3,847.3
Accrued liabilities and payables                                          4,293.7         3,443.7
                                                                        ---------       ---------
Total Liabilities                                                        53,527.5        45,015.8

Minority interest                                                            49.8            40.4

Stockholders' Equity:
   Preferred stock                                                          500.0              --
   Common stock                                                               2.1             2.1
   Paid-in capital                                                       10,598.7        10,674.3
   Accumulated deficit                                                   (3,943.2)       (4,499.1)
   Accumulated other comprehensive loss                                     (50.6)          (58.4)
Less: Treasury stock, at cost                                              (532.7)          (63.8)
                                                                        ---------       ---------
Total Common Stockholders' Equity                                         6,074.3         6,055.1
                                                                        ---------       ---------
Total Stockholders' Equity                                                6,574.3         6,055.1
                                                                        ---------       ---------
Total Liabilities and Stockholders' Equity                              $60,151.6       $51,111.3
                                                                        =========       =========
Other Assets
Investments in and receivables from non-consolidated subsidiaries       $   659.4       $   719.5
Accrued interest and receivables from derivative counterparties             439.0           390.0
Deposits on commercial aerospace flight equipment                           295.0           333.1
Direct and private fund equity investments                                   31.1           181.0
Prepaid expenses                                                            130.2           105.3
Repossessed assets and off-lease equipment                                   79.8            98.9
Furniture and fixtures, miscellaneous receivables and other assets        1,330.4           885.9
                                                                        ---------       ---------
                                                                        $ 2,964.9       $ 2,713.7
                                                                        =========       =========

                         CIT GROUP INC. AND SUBSIDIARIES
                       OWNED AND MANAGED ASSET COMPOSITION
                              (dollars in millions)

                                                                        September 30,     June 30,    September 30,
                                                                            2005           2005            2004
                                                                        -------------    ---------    -------------
Specialty Finance Group
     Specialty Finance - commercial
             Finance receivables                                          $ 8,606.5      $ 8,590.2      $ 8,784.2
             Operating lease equipment, net                                 1,116.7        1,105.8        1,057.0
             Financing and leasing assets held for sale                       994.0        1,031.9        1,447.9
                                                                          ---------      ---------      ---------
               Owned assets                                                10,717.2       10,727.9       11,289.1
             Finance receivables securitized and managed by CIT             3,996.2        3,797.2        3,717.6
                                                                          ---------      ---------      ---------
               Managed assets                                              14,713.4       14,525.1       15,006.7
                                                                          ---------      ---------      ---------
     Specialty Finance - consumer
             Finance receivables - home lending                             6,447.5        6,172.9        3,996.4
             Finance receivables - education lending                        4,396.1        4,170.9             --
             Finance receivables - other                                      289.9          273.2          222.3
             Financing and leasing assets held for sale                       643.2          282.0          209.0
                                                                          ---------      ---------      ---------
               Owned assets                                                11,776.7       10,899.0        4,427.7
             Home lending finance receivables securitized and
               managed by CIT                                                 911.4        1,027.6        1,352.6
                                                                          ---------      ---------      ---------
               Managed assets                                              12,688.1       11,926.6        5,780.3
                                                                          ---------      ---------      ---------
Commercial Finance Group
     Commercial Services
             Finance receivables                                            7,388.9        6,417.2        6,764.0
                                                                          ---------      ---------      ---------
     Corporate Finance(1)
             Finance receivables                                            8,978.0        7,998.0        6,592.0
             Operating lease equipment, net                                    76.1           78.3           36.2
             Financing and leasing assets held for sale                         0.1           27.9             --
                                                                          ---------      ---------      ---------
               Owned assets                                                 9,054.2        8,104.2        6,628.2
             Finance receivables securitized and managed by CIT                46.1           54.0             --
                                                                          ---------      ---------      ---------
               Managed assets                                               9,100.3        8,158.2        6,628.2
                                                                          ---------      ---------      ---------
     Equipment Finance(1)
             Finance receivables                                            4,461.2        4,420.7        6,343.2
             Operating lease equipment, net                                   109.1          121.4          401.0
             Financing and leasing assets held for sale                       105.8           94.1          100.4
                                                                          ---------      ---------      ---------
               Owned assets                                                 4,676.1        4,636.2        6,844.6
             Finance receivables securitized and managed by CIT             2,585.7        2,581.1        2,924.7
                                                                          ---------      ---------      ---------
               Managed assets                                               7,261.8        7,217.3        9,769.3
                                                                          ---------      ---------      ---------
     Capital Finance(1)
             Finance receivables                                            2,118.5        2,466.2        1,840.7
             Operating lease equipment, net                                 7,882.5        7,337.4        6,438.7
             Financing and leasing assets held for sale                       105.3             --             --
                                                                          ---------      ---------      ---------
               Owned assets                                                10,106.3        9,803.6        8,279.4
                                                                          ---------      ---------      ---------
     Other - Equity Investments                                                31.1           31.6          186.2
                                                                          ---------      ---------      ---------
     Total
             Finance receivables                                          $42,686.6      $40,509.3      $34,542.8
             Operating lease equipment, net                                 9,184.4        8,642.9        7,932.9
             Financing and leasing assets held for sale                     1,848.4        1,435.9        1,757.3
                                                                          ---------      ---------      ---------
               Financing and leasing assets excl. equity investments       53,719.4       50,588.1       44,233.0
             Equity investments (included in other assets)                     31.1           31.6          186.2
                                                                          ---------      ---------      ---------
               Owned assets                                                53,750.5       50,619.7       44,419.2
             Finance receivables securitized and managed by CIT             7,539.4        7,459.9        7,994.9
                                                                          ---------      ---------      ---------
               Managed assets                                             $61,289.9      $58,079.6      $52,414.1
                                                                          =========      =========      =========

(1) Corporate Finance includes: the former Business Credit unit, the power, energy and infrastructure assets transferred from Capital Finance (approximately $1.0 billion) and Healthcare assets transferred from Equipment Finance (approximately $0.5 billion). The Capital Finance assets were transferred in the second quarter 2005 and the healthcare assets were transferred in the first quarter 2005. Prior year data has only been restated for the power, energy and infrastructure asset transfer.

                         CIT GROUP INC. AND SUBSIDIARIES
                                  SEGMENT DATA
                              (dollars in millions)

                                                                      Quarters Ended                         Nine Months Ended
                                                 ------------------------------------------------    -------------------------------
                                                 September 30,       June 30,       September 30,    September 30,     September 30,
                                                      2005             2005             2004             2005              2004
                                                 -------------      ---------       -------------    -------------     ------------
Specialty Finance Group
     Specialty Finance - commercial
     Net finance income                            $   294.4        $   299.7        $   308.8             871.8        $    878.7
     Depreciation on operating lease
       equipment                                       143.0            142.6            157.1             426.5             441.6
     Provision for credit losses                        23.7             25.3             31.7              67.9              83.2
     Other revenue                                      67.0             90.4             79.5             246.2             228.3
     Provision for income taxes                        (31.7)           (51.2)           (42.9)           (122.1)           (100.9)
     Net income                                         74.5             79.1             69.5             228.7             204.0
     Return on AEA                                      2.71%            2.84%            2.62%             2.74%             2.68%
     Return on risk-adjusted capital                    22.7%            23.9%            22.4%             23.3%             21.5%
     New business volume                           $ 2,843.9        $ 2,685.2        $ 2,504.0        $  7,866.6        $  7,433.0
     Specialty Finance - consumer
     Net finance income                            $    51.9        $    45.5        $    34.6        $    143.0        $     90.7
     Provision for credit losses                         9.2              9.7              7.8              26.6              23.8
     Other revenue                                      21.4             24.8              9.4              59.5              39.6
     Provision for income taxes                        (10.0)           (10.1)            (8.0)            (30.5)            (22.1)
     Net income                                         16.8             16.1             12.2              49.2              33.9
     Return on AEA                                      0.59%            0.61%            1.24%             0.67%             1.30%
     Return on risk-adjusted capital                     8.9%             9.2%            16.3%              9.7%             15.6%
     New business volume                           $ 2,434.7        $ 2,306.3        $ 1,319.4        $  6,103.5        $  3,244.6

Commercial Finance Group
     Commercial Services
     Net finance income                            $    37.0        $    33.4        $    29.9        $     98.7        $     81.2
     Provision for credit losses                         6.3              5.5              7.3              18.4              17.3
     Other revenue                                      76.0             69.4             74.1             212.4             212.0
     Provision for income taxes                        (29.3)           (26.2)           (26.9)            (77.7)            (76.2)
     Net income                                         48.4             42.6             42.6             128.3             118.9
     Return on AEA                                      6.50%            6.43%            6.25%             6.32%             5.93%
     Return on risk-adjusted capital                    27.2%            25.5%            27.3%             25.8%             25.8%
     New business volume                           $   108.2        $    76.1        $   107.6        $    280.3        $    361.1
     Corporate Finance
     Net finance income                            $    78.5        $    72.1        $    63.5        $    224.7        $    200.5
     Depreciation on operating lease
       equipment                                         2.9              2.8              1.1               8.6               3.2
     Provision for credit losses                        (3.2)             2.0              3.5               4.5              24.5
     Other revenue                                      31.9             33.3             21.2              95.2              90.1
     Provision for income taxes                        (29.0)           (26.4)           (22.5)            (80.3)            (73.6)
     Net income                                         46.2             43.4             32.7             131.3             110.9
     Return on AEA                                      2.14%            2.21%            1.99%             2.17%             2.26%
     Return on risk-adjusted capital                    19.3%            20.6%            19.9%             20.0%             22.1%
     New business volume                           $ 1,196.8        $ 1,324.7        $   621.8        $  3,355.9        $  1,913.2
     Equipment Finance
     Net finance income                            $    37.6        $    45.1        $    53.0        $    130.6        $    163.9
     Depreciation on operating lease
       equipment                                         6.7             10.4             12.7              28.5              38.0
     Provision for credit losses                         3.4              6.9              7.8              16.7              49.6
     Other revenue                                      24.5             44.8             23.1              94.8              81.2
     Provision for income taxes                        (12.9)           (20.6)           (12.1)            (47.0)            (33.7)
     Net income                                         22.1             34.2             20.1              77.6              55.5
     Return on AEA                                      1.88%            2.19%            1.17%             1.84%             1.07%
     Return on risk-adjusted capital                    12.4%            15.6%             7.9%             12.5%              7.2%
     New business volume                           $   729.9        $ 1,044.6        $ 1,115.1        $  2,689.6        $  3,086.4
     Capital Finance
     Net finance income                            $   152.1        $   136.1        $   130.3        $    421.1        $    363.3
     Depreciation on operating lease
       equipment                                        90.0             85.4             77.4             257.9             239.2
     Provision for credit losses                         2.3               --               --               2.7               7.6
     Other revenue                                     (75.4)             8.7              5.2             (61.5)             24.3
     Provision for income taxes                         44.6             (3.6)           (11.8)             30.3             (27.2)
     Net income                                          5.8             38.9             27.9              71.3              63.6
     Return on AEA                                      0.23%            1.72%            1.35%             0.99%             1.04%
     Return on risk-adjusted capital                     1.7%            12.4%            13.4%              7.4%             10.3%
     New business volume                           $   669.9        $   641.7        $   299.6        $  1,562.8        $    850.5

Corporate and Other
     Net finance income                            $     6.8        $     8.1        $    21.5        $     36.2        $     71.1
     Depreciation on operating lease
       equipment                                          --               --             (0.1)             (0.1)             (0.1)
     Provision for credit losses                        28.2             (2.2)             2.1              25.6               5.5
     Other revenue                                     108.4              8.8              4.2             137.6               8.8
     Provision for income taxes                        (24.7)            25.1              6.5              (1.5)            (17.9)
     Net income (loss)                                   5.7            (33.6)           (21.1)            (35.8)            (37.0)
     Return on AEA                                      0.05%           (0.29)%          (0.23)%           (0.11)%           (0.14)%

Consolidated
     Net finance income                            $   658.3        $   640.0        $   641.6        $  1,926.1        $  1,849.4
     Depreciation on operating lease
       equipment                                       242.6            241.2            248.2             721.4             721.9
     Provision for credit losses                        69.9             47.2             60.2             162.4             211.5
     Other revenue                                     253.8            280.2            216.7             784.2             684.3
     Provision for income taxes                        (93.0)          (113.0)          (117.7)           (328.8)           (351.6)
     Net income                                        219.5            220.7            183.9             650.6             549.8
     Return on AEA                                      1.80%            1.86%            1.88%             1.84%             1.92%
     Return on average tangible common
       equity                                           17.0%            16.3%            14.1%             16.2%             14.3%
     New business volume                           $ 7,983.4        $ 8,078.6        $ 5,967.5        $ 21,858.7        $ 16,888.8


                         CIT GROUP INC. AND SUBSIDIARIES
                                 CREDIT METRICS
                              (dollars in millions)

                                                                  Quarters Ended                           Nine Months Ended
                                              -------------------------------------------------     ------------------------------
                                               September 30,        June 30,      September 30,     September 30,    September 30,
                                                   2005               2005            2004              2005             2004
                                                 $        %        $        %        $       %         $       %        $       %
                                              --------------     -------------    -------------     -------------    -------------
Net Credit Losses - Owned as a Percentage
of Average Finance Receivables
       Specialty Finance - commercial         $ 24.1    1.10%    $ 26.1   1.17%   $ 32.2   1.56%    $ 69.6   1.04%   $ 84.2   1.38%
       Specialty Finance - consumer             15.1    0.55%      13.5   0.53%     10.3   1.10%      39.6   0.56%     30.4   1.23%
                                              ------             ------           ------            ------           ------
         Total Specialty Finance Group          39.2    0.79%      39.6   0.83%     42.5   1.42%     109.2   0.79%    114.6   1.34%
                                              ------             ------           ------            ------           ------
       Commercial Services                       6.3    0.36%       5.5   0.33%      7.2   0.46%      18.4   0.37%     17.2   0.37%
       Corporate Finance                        (3.2)  (0.15)%      1.9   0.10%     14.8   0.90%       4.0   0.07%     66.2   1.36%
       Equipment Finance                         3.4    0.31%       6.9   0.48%      7.8   0.49%      16.7   0.43%     49.6   1.05%
       Capital Finance                           2.3    0.39%        --     --        --     --        2.7   0.15%      7.6   0.58%
                                              ------             ------           ------            ------           ------
         Total Commercial Finance Group          8.8    0.16%      14.3   0.26%     29.8   0.57%      41.8   0.25%    140.6   0.90%
                                              ------             ------           ------            ------           ------
       Total                                  $ 48.0    0.46%    $ 53.9   0.52%   $ 72.3   0.88%    $151.0   0.50%   $255.2   1.06%
                                              ======             ======           ======            ======           ======

Net Credit Losses - Managed as a Percentage
of Average Managed Finance Receivables
       Specialty Finance - commercial         $ 33.8    1.09%    $ 35.6   1.12%   $ 43.5   1.45%      99.1   1.05%   $118.4   1.29%
       Specialty Finance - consumer             23.3    0.78%      20.1   0.72%     15.6   1.21%      59.9   0.76%     45.3   1.23%
                                              ------             ------           ------            ------           ------
         Total Specialty Finance Group          57.1    0.93%      55.7   0.93%     59.1   1.38%     159.0   0.92%    163.7   1.28%
                                              ------             ------           ------            ------           ------
       Commercial Services                       6.3    0.36%       5.5   0.33%      7.2   0.46%      18.4   0.37%     17.2   0.37%
       Corporate Finance                        (3.1)  (0.14)%      2.1   0.11%     14.8   0.90%       4.6   0.08%     66.2   1.36%
       Equipment Finance                         5.9    0.34%      10.1   0.49%     17.5   0.77%      27.6   0.47%     86.5   1.25%
       Capital Finance                           2.3    0.39%        --     --        --     --        2.7   0.15%      7.6   0.58%
                                              ------             ------           ------            ------           ------
         Total Commercial Finance Group         11.4    0.18%      17.7   0.29%     39.5   0.66%      53.3   0.29%    177.5   1.00%
                                              ------             ------           ------            ------           ------
       Total                                  $ 68.5    0.56%    $ 73.4   0.60%   $ 98.6   0.96%    $212.3   0.59%   $341.2   1.11%
                                              ======             ======           ======            ======           ======

                                               September 30,        June 30,      September 30,
                                                   2005               2005            2004
                                                 $        %        $        %        $       %
                                              --------------     -------------    -------------
Finance Receivables Past Due 60 days
or more - Owned as a Percentage of
Finance Receivables
       Specialty Finance - commercial         $303.0    3.52%    $281.2   3.27%   $267.0   3.04%
       Specialty Finance - consumer            283.4    2.55%     249.6   2.35%    105.2   2.49%
                                              ------             ------           ------
         Total Specialty Finance Group         586.4    2.97%     530.8   2.76%    372.2   2.86%
                                              ------             ------           ------
       Commercial Services                      36.6    0.50%      39.7   0.62%     59.8   0.88%
       Corporate Finance                        58.0    0.65%      46.5   0.58%     52.8   0.80%
       Equipment Finance                        48.0    1.08%      41.1   0.93%     66.6   1.05%
       Capital Finance                          21.6    1.02%      25.7   1.04%     21.8   1.18%
                                              ------             ------           ------
         Total Commercial Finance Group        164.2    0.72%     153.0   0.72%    201.0   0.93%
                                              ------             ------           ------
       Total                                  $750.6    1.76%    $683.8   1.69%   $573.2   1.66%
                                              ======             ======           ======

Non-performing Assets - Owned as a
Percentage of Finance Receivables
       Specialty Finance - commercial         $162.8    1.89%    $163.1   1.90%   $142.0   1.62%
       Specialty Finance - consumer            146.4    1.31%     135.2   1.27%    113.4   2.69%
                                              ------             ------           ------
         Total Specialty Finance Group         309.2    1.57%     298.3   1.55%    255.4   1.96%
                                              ------             ------           ------
       Commercial Services                       6.4    0.09%      10.2   0.16%     30.1   0.45%
       Corporate Finance                        67.3    0.75%      69.4   0.87%     73.4   1.11%
       Equipment Finance                        67.0    1.50%      78.5   1.78%    164.9   2.60%
       Capital Finance                          96.7    4.56%      16.3   0.66%      4.9   0.27%
                                              ------             ------           ------
         Total Commercial Finance Group        237.4    1.03%     174.4   0.82%    273.3   1.27%
                                              ------             ------           ------
       Total                                  $546.6    1.28%    $472.7   1.17%   $528.7   1.53%
                                              ======             ======           ======

Finance Receivables Past Due 60 days
or more - Managed as a Percentage of
Managed Financial Assets

       Specialty Finance - commercial         $399.4    2.94%    $362.4   2.70%   $382.1   2.74%
       Specialty Finance - consumer            369.2    2.91%     348.0   2.92%    217.6   3.76%
                                              ------             ------           ------
         Total Specialty Finance Group         768.6    2.92%     710.4   2.80%    599.7   3.04%
                                              ------             ------           ------
       Commercial Services                      36.6    0.50%      39.7   0.62%     59.8   0.88%
       Corporate Finance                        58.7    0.65%      47.3   0.59%     52.8   0.80%
       Equipment Finance                        66.8    0.93%      57.7   0.81%    116.2   1.24%
       Capital Finance                          21.6    0.97%      25.7   1.04%     21.8   1.18%
                                              ------             ------           ------
         Total Commercial Finance Group        183.7    0.71%     170.4   0.71%    250.6   1.02%
                                              ------             ------           ------
       Total                                  $952.3    1.83%    $880.8   1.78%   $850.3   1.92%
                                              ======             ======           ======

                         CIT GROUP INC. AND SUBSIDIARIES
                              RATIOS AND OTHER DATA
                  (dollars in millions, except per share data)

                                                                        Quarters Ended                     Nine Months Ended
                                                          ----------------------------------------   -----------------------------
                                                          September 30,     June 30,   September 30,   September 30,   September 30,
                                                              2005            2005         2004            2005             2004
                                                          -------------     --------   -------------   -------------   -------------
Profitability
Net finance margin as a percentage of AEA                       3.41%         3.36%         4.01%           3.41%           3.94%
Net finance margin after provision as
a percentage of AEA                                             2.84%         2.96%         3.40%           2.95%           3.20%
Salaries and general operating expenses as
a percentage of AMA                                             2.01%         2.16%         2.10%           2.05%           2.11%
Efficiency ratio(1)                                             42.1%         41.4%         40.7%           41.4%           40.9%
Return on average common stockholders' equity                   14.3%         13.9%         12.8%           14.0%           13.0%
Return on average tangible common stockholders' equity          17.0%         16.3%         14.1%           16.2%           14.3%
Return on AMA                                                   1.57%         1.61%         1.56%           1.59%           1.57%

See "Non-GAAP Disclosures" for additional information regarding profitability ratio and metric comparisons.

(1) The 2005 ratios exclude the sale of real estate investment, mark downs on aircraft and manufactured housing receivables, and hurricane related impairment charges in the third quarter and the provision for restructuring and the gain on sale of business aircraft portfolio in the second quarter. Including these, the ratios were 42.0%, 43.7% and 40.9% for the September 2005 quarter, June 2005 quarter and nine months ended September 30, 2005.

Securitization Volume
Specialty Finance - commercial                              $ 1,036.2    $   787.2     $   458.4       $ 2,498.5       $ 1,897.2
Equipment Finance                                               360.3        265.5         325.4           879.7           970.2
                                                            ---------    ---------     ---------       ---------       ---------
Total                                                       $ 1,396.5    $ 1,052.7     $   783.8       $ 3,378.2       $ 2,867.4
                                                            =========    =========     =========       =========       =========

Average Assets
Average Finance Receivables (AFR)                           $42,087.8    $41,247.4     $32,957.8       $40,548.5       $32,217.3
Average Earning Assets (AEA)                                 48,782.6     47,484.3      39,195.6        47,092.3        38,119.0
Average Managed Assets (AMA)                                 56,012.4     54,912.7      47,166.8        54,468.1        46,737.1
Average Operating Leases (AOL)                                8,878.7      8,508.7       7,873.2         8,597.2         7,720.1
Average Common Stockholders' Equity                           6,127.0      6,336.8       5,761.6         6,183.3         5,629.6
Average Tangible Common Stockholders' Equity                  5,168.0      5,431.6       5,226.4         5,349.8         5,124.0

Note: Quarter and nine month averages are based on ending 4 and 10 month averages, respectively.

                                                          September 30,   June 30,   September 30,
                                                              2005          2005         2004
                                                          -------------   --------   -------------
Capital and Leverage
Total tangible stockholders' equity to managed assets         9.44%         9.92%       10.57%
Debt (net of overnight deposits) to total tangible
stockholders' equity                                          7.56x         7.30x        6.38x
Tangible book value per share                                $27.64        $26.24       $25.20

Reserve for Credit Losses
Reserve for credit losses as a percentage of
finance receivables                                           1.53%         1.54%        1.85%
Reserve for credit losses as a percentage of
finance receivables past due 60 days or more                  87.0%         91.0%       111.3%
Reserve for credit losses as a percentage of
non-performing assets                                        119.4%        131.6%       120.7%

                         CIT GROUP INC. AND SUBSIDIARIES
                            Aerospace Portfolio Data
                     (dollars in millions unless specified)

                                                      September 30,    June 30,     September 30,
                                                         2005(2)        (2005)         (2004)
                                                      -------------    ---------    -------------
Total Aerospace Portfolio:
Financing and leasing assets
  Commercial                                             $5,533.5       $5,573.1      $4,905.2
  Regional                                               $  291.4       $  349.0      $  351.9
Number of planes:
  Commercial                                                  208            215           205
  Regional                                                    117            119           127

                                                         September 30, 2005       June 30, 2005        September 30, 2004
                                                        --------------------   --------------------   --------------------
                                                           Net                    Net                    Net
                                                        Investment    Number   Investment    Number   Investment    Number
                                                        --------------------   --------------------   --------------------
Commercial Aerospace Portfolio:
By Region:
  Europe                                                 $2,217.2       72      $2,226.7       71      $2,175.1       72
  North America                                           1,061.4       59       1,081.4       61         926.9       62
  Asia Pacific                                            1,467.6       50       1,511.0       55       1,129.3       43
  Latin America                                             531.7       21         594.2       23         618.8       25
  Africa / Middle East                                      255.6        6         159.8        5          55.1        3
                                                         --------      ---      --------      ---      --------      ---
  Total                                                  $5,533.5      208      $5,573.1      215      $4,905.2      205
                                                         ========      ===      ========      ===      ========      ===
By Manufacturer:
  Boeing                                                  2,603.7      124      $2,708.6      132      $2,540.4      132
  Airbus                                                  2,886.6       76       2,818.9       75       2,329.5       64
  Other                                                      43.2        8          45.6        8          35.3        9
                                                         --------      ---      --------      ---      --------      ---
  Total                                                  $5,533.5      208      $5,573.1      215      $4,905.2      205
                                                         ========      ===      ========      ===      ========      ===
By Body Type(1):
  Narrow body                                            $4,091.6      163      $4,262.8      171      $3,657.1      161
  Intermediate                                            1,101.8       21         920.4       19         848.8       18
  Wide body                                                 296.9       16         344.3       17         364.0       17
  Other                                                      43.2        8          45.6        8          35.3        9
                                                         --------      ---      --------      ---      --------      ---
  Total                                                  $5,533.5      208      $5,573.1      215      $4,905.2      205
                                                         ========      ===      ========      ===      ========      ===
By Product:
  Operating lease                                        $4,799.2      168      $4,791.5      169      $4,113.6      160
  Leverage lease (other)                                    342.6       12         339.7       12         333.3       12
  Leverage lease (tax optimized)                            182.5        8         219.3        9         219.9        9
  Capital lease                                             126.3        6         130.3        6         142.0        6
  Loan                                                       82.9       14          92.3       19          96.4       18
                                                         --------      ---      --------      ---      --------      ---
  Total                                                  $5,533.5      208      $5,573.1      215      $4,905.2      205
                                                         ========      ===      ========      ===      ========      ===
Number of accounts                                             97                     96                     89
Weighted average age of fleet (years)                           6                      6                      6
Largest customer net investment                          $  279.3               $  281.9               $  288.4

New Aircraft Delivery Order Book
  (dollars in billions)
    For the Years Ending December 31,
      2004 (Remaining 2004)                                                                            $    0.3        7
      2005 (Remaining 2005)                              $    0.2        6      $    0.3        7           0.9       18
      2006                                                    0.9       19           0.9       19           1.0       20
      2007                                                    0.6       14           0.3        8           0.3        5
      2008                                                    0.7       18            --       --            --       --
      Thereafter                                              0.5        5            --       --            --       --
                                                         --------      ---      --------      ---      --------      ---
      Total                                              $    2.9       62      $    1.5       34      $    2.5       50
                                                         ========      ===      ========      ===      ========      ===


(1) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

(2) Balances include airplanes held for sale.

                         CIT GROUP INC. AND SUBSIDIARIES
                              Non-GAAP Disclosures
                              (dollars in millions)


                                                    September 30,     June 30,     September 30,
                                                        2005            2005           2004
                                                    -------------    ----------    -------------
Managed assets (1):
Finance receivables                                   $42,686.6      $ 40,509.3      $34,542.8
Operating lease equipment, net                          9,184.4         8,642.9        7,932.9
Financing and leasing assets held for sale              1,848.4         1,435.9        1,757.3
Equity and venture capital investments (included
  in other assets)                                         31.1            31.6          186.2
                                                      ---------      ----------      ---------
Total financing and leasing portfolio assets           53,750.5        50,619.7       44,419.2
   Securitized assets                                   7,539.4         7,459.9        7,994.9
                                                      ---------      ----------      ---------
Managed assets                                        $61,289.9      $ 58,079.6      $52,414.1
                                                      =========      ==========      =========
Earning assets (2):
Total financing and leasing portfolio assets          $53,750.5      $ 50,619.7      $44,419.2
    Credit balances of factoring clients               (4,267.1)       (3,649.2)      (3,929.9)
                                                      ---------      ----------      ---------
Earning assets                                        $49,483.4      $ 46,970.5      $40,489.3
                                                      =========      ==========      =========
Total tangible stockhloders' equity (3):
Total common stockholders' equity                     $ 6,074.3      $  6,401.2      $ 5,837.0
    Other comprehensive (income) loss relating to
      derivative financial instruments                    (15.5)           29.5           52.5
    Unrealized gain on securitization investments         (20.5)          (17.0)          (7.2)
    Goodwill and intangible assets                     (1,003.8)         (903.1)        (594.4)
                                                      ---------      ----------      ---------
Tangible common stockholders' equity                    5,034.5         5,510.6        5,287.9
    Preferred  stock                                      500.0            --             --
    Preferred capital securities                          252.5           252.9          254.2
                                                      ---------      ----------      ---------
Total tangible stockholders' equity                   $ 5,787.0      $  5,763.5      $ 5,542.1
                                                      =========      ==========      =========
Debt, net of overnight deposits (4):
Total debt                                            $44,966.7       $43,458.5      $37,280.6
    Overnight deposits                                   (962.0)       (1,149.2)      (1,651.7)
    Preferred capital securities                         (252.5)         (252.9)        (254.2)
                                                      ---------      ----------      ---------
Debt, net of overnight deposits                       $43,752.2      $ 42,056.4      $35,374.7
                                                      =========      ==========      =========


Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1) Managed assets are utilized in certain credit and expense ratios. Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3) Total tangible stockholders' equity is utilized in leverage ratios, and is consistent with certain rating agency measurements. Other comprehensive income/losses and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

4) Debt, net of overnight deposits is utilized in certain leverage ratios. Overnight deposits are excluded from these calculations, as these amounts are retained by the Company to repay debt. Overnight deposits are reflected in both debt and cash and cash equivalents.